UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012 (February 6, 2012)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 6, 2012, NGL Energy Partners LP (the “Partnership”) completed its previously announced transaction with North American Propane, Inc. and its affiliated companies (collectively, “North American Propane”).  As contemplated by the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of January 16, 2012, by and between the Partnership and North American Propane, the Partnership, through certain of its subsidiaries, acquired substantially all of the assets comprising the propane operations of North American Propane in exchange for an adjusted purchase price of approximately $67.8 million in cash.  The purchase price is subject to further adjustment for certain specified working capital items.

The assets acquired from North American Propane include retail propane and distillate operations, wholesale supply and marketing operations and three propane terminals located in Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, Pennsylvania and Rhode Island.

The description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated into this Item 2.01 by reference.

The Asset Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among them and is qualified by the related schedules.  Accordingly, the Asset Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

Item 8.01. Other Events.

On February 6, 2012, the Partnership issued a press release announcing the completion of the North American Propane transaction.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Partnership will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Partnership will file the financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of January 16, 2012, by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.*

99.1	NGL Energy Partners LP press release dated February 6, 2012

*                 Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A list of these Exhibits and Schedules is included in the index of the Contribution and Sale Agreement.  The Partnership agrees to furnish a supplemental copy of the omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: February 10, 2012		By:	/s/ Craig S. Jones
Craig S. Jones Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of January 16, 2012, by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.*

99.1	NGL Energy Partners LP press release dated February 6, 2012

*                 Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A list of these Exhibits and Schedules is included in the index of the Contribution and Sale Agreement.  The Partnership agrees to furnish a supplemental copy of the omitted Exhibits and Schedules to the Securities and Exchange Commission upon request.